UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K
________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 18, 2005
(Date of earliest event reported)
________________________________

SEQUIAM CORPORATION
(Exact Name of Registrant as Specified in Charter)
________________________________

California	333-45678	33-0875030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sunport Lane
Orlando, Florida 32809
(Address of Principal Executive Offices)
(407) 541-0773
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

A.           Refinancing.        On May 18, 2005, Sequiam Corporation (the “Company”) closed a debt transaction with Lee Harrison Corbin, Attorney in-Fact for the Trust Under the Will of John Svenningsen (the “Trust”) pursuant to which the Trust consolidated $1.35 million in existing unsecured debt owed by the Company to the Trust and provided $2.1 million in additional financing (the “Additional Financing”) for a total of $3,450,000 (the “Loan”). The Company also issued to the Trust a warrant exercisable into 6,000,000 shares of the Company’s common stock (the “Trust Warrant”).

In connection with the Loan: (a) the Trust delivered $1,000,000 of the Additional Financing to Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”); and (b) the Company (i) reduced the conversion price of that certain secured convertible term note, dated as of April 27, 2004, made by the Company in favor of Laurus to $0.15 per share pursuant to Rule 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”) (the “Laurus Note”), and (ii) issued a warrant to Laurus exercisable into 1,500,000 shares of the Company’s common stock at an exercise price of $0.23 per share (the “Laurus Warrant”) (the “Payoff Consideration”). In return for receiving the Payoff Consideration, Laurus, the Trust and the Borrower entered into that certain Assignment, Assumption and Release, dated as of May 18, 2005, pursuant to which, Laurus assigned (the “Assignment”) all of its rights, liabilities and obligations under the Laurus Note, and all documents related thereto (collectively with the Laurus Note, the “Laurus Loan Documents”), to the Trust. In addition, Laurus released the Company from all liability whatsoever under the Laurus Loan Documents, except for any terms therein which may survive the assignment.

The $3,450,000 promissory note issued to the Trust (the “Trust Note”) has a term of two years. Interest shall be payable monthly in arrears commencing on November 10, 2005, and on the first day of each consecutive calendar month thereafter. Monthly amortization payments shall commence on May 10, 2006, at the rate of $75,000. The Trust Note is secured by all of the Company’s assets.

In connection with the Loan, the Trust received the Trust Warrant to purchase up to 6,000,000 shares of the Company’s common stock at prices ranging from $0.20 per share to $0.30 per share. All stock conversion prices and exercise prices are subject to adjustment for stock splits, stock dividends or similar events. The Company also agreed to file a registration statement with the U.S. Securities and Exchange Commission covering the shares issuable upon the exercise of the Trust Warrant and the Laurus Warrant.

Of the Loan amount, the Company received approximately $1.1 million in cash after payment to Laurus of $1,000,000 toward reduction of the Laurus Note (described above). The remaining principal balance of the Laurus Note after such payment was $818,182, which balance was converted into 5,454,547 shares of common stock by Laurus at the reduced conversion rate of $0.15 per share.

In the Company’s opinion, the issuance and sale of the Trust Warrant and the Laurus Warrant, and the issuance of shares of common stock upon conversion of a convertible note by Laurus, described above, were exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act. The Trust and Laurus are accredited investors. The securities are not subject to resale except pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The Trust and Laurus had an opportunity to ask management questions about the Company and had adequate access to information about the Company. No sales of securities involved the use of an underwriter and no commissions were paid in connection with the issuance or sale of any securities.

The principal documents involved in the transaction are a Securities Purchase Agreement, an Amended and Restated Master Security Agreement, an Amended, Restated and Consolidated Senior Secured Term Note, a Common Stock Purchase Warrant issued to the Trust, a Common Stock Purchase Warrant issued to Laurus, a Registration Rights Agreement, an Amended and Restated Stock Pledge Agreement, an Amended and Restated Grant of Security Interest in Patents and Trademarks for the Company and certain of its subsidiaries, a Subsidiary Guaranty a Subordination Agreement from Mark Mroczkowski and Nick VandenBrekel to the Trust, a Subordination Agreement from Eagle Funding, LLC to the Trust, and an Assignment, Assumption and Release, each of which is dated as of May 18, 2005 and a copy of which is attached hereto as an exhibit to this report.

A copy of the press release relating to the foregoing is set forth as Exhibit 99.1 to this report and is incorporated herein by reference.

B.            Deferment of Note Payments. EastGroup Properties, L.P., the Company’s landlord, holds an outstanding promissory note from the Company in the original principal amount of $1.6 million for leasehold improvements, the outstanding principal balance of which is approximately $1.5 million. EastGroup Properties, L.P. had previously agreed to a six-month hiatus of monthly payments on the note. Under letter agreement dated May 17, 2005, East Group Properties, L.P. agreed to another six-month hiatus of the monthly payments and a 12-months extension of the maturity date of the loan - from June 1, 2010 to July 1, 2010. The deferment is contingent on the Company keeping rent payments current between the date of the letter and December 2005.

C.            Extension of Due Date of Note. On March 7, 2005, Eagle Funding, LLC agreed to an extension of the maturity date of a $200,000 loan to the Company from March 7, 2005 to November 7, 2005. The Company issued to Eagle Funding, LLC a renewal note dated March 7, 2005.

D.            Debt Conversion Agreement. The Company and Walter H. Sullivan III entered into a debt conversion agreement dated May 20, 2005. The agreement provides that the Company’s note in favor of Mr. Sullivan in the principal amount of $100,000 dated November 19, 2004, plus $2,375.00 of accrued interest be converted into the Company’s common stock at a conversion rate of $0.14 per share. As a result of the conversion, Mr. Sullivan received 731,252 shares of restricted common stock.

In the Company’s opinion, the issuance to Mr. Sullivan of the shares described above was exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act. Mr. Sullivan is an accredited investor. The securities are not subject to resale except pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. Mr. Sullivan had an opportunity to ask management questions about the Company and had adequate access to information about the Company. No sales of securities involved the use of an underwriter and no commissions were paid in connection with the issuance or sale of any securities.

E.            Debt Conversion Agreement. The Company and Lee Harrison Corbin entered into a debt conversion agreement dated May 20, 2005. The agreement provides that the Company’s note in favor of Mr. Corbin in the principal amount of $75,000 dated November 19, 2004, plus $2,363.00 of accrued interest be converted into the Company’s common stock at a conversion rate of $0.14 per share. As a result of the conversion, Mr. Corbin received 552,593 shares of restricted common stock. The agreement also provides Mr. Corbin piggy-back registration rights.

In the Company’s opinion, the issuance to Mr. Corbin of the shares described above was exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act. Mr. Corbin is an accredited investor. The securities are not subject to resale except pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. Mr. Corbin had an opportunity to ask management questions about the Company and had adequate access to information about the Company. No sales of securities involved the use of an underwriter and no commissions were paid in connection with the issuance or sale of any securities.

F.            Adjustment of Warrant Exercise Prices. The Company agreed to adjust the exercise price of certain outstanding warrants held by the Trust and Lee Harrison Corbin. Effective May 20, 2005, the exercise price of a warrant for 1,300,000 shares of common stock issued to Lee Harrison Corbin, Attorney-in-Fact for the Trust Under the Will of John Svenningsen was changed from $0.66 per share to $0.33 per share. The Company issued an amended and restated warrant to the Trust accordingly. Also, effective May 20, 2005, the exercise price of a warrant for 195,000 shares of common stock issued to Lee Harrison Corbin was changed from $0.66 per share to $0.33 per share. The Company issued an amended and restated warrant to Mr. Corbin accordingly.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off~~-~~ Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 (under subsection “A”) of this Current Report on Form 8-K is hereby incorporated herein by reference.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02.	Unregistered Sales of Equity Securities.

Since the Company filed its Form 10-KSB for the fiscal year ended December 31, 2004, it has issued 1,283,845 shares of common stock upon conversion of certain outstanding promissory notes, 5,454,547 shares of common stock upon conversion of an outstanding convertible promissory note, and warrants to purchase a total of 7,500,000 shares of the common stock of the Company which constitutes more than five percent of the total number of shares outstanding as of May 18, 2005.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

4.1	Securities Purchase Agreement, dated May 18, 2005, between Sequiam Corporation and Lee Harrison Corbin, Attorney in-Fact for the Trust Under the Will of John Svenningsen.

4.2	Registration Rights Agreement, dated May 18, 2005, by and between Sequiam Corporation and Lee Harrison Corbin, Attorney in-Fact for the Trust Under the Will of John Svenningsen.

4.3	Common Stock Purchase Warrant, dated May 18, 2005, issued by Sequiam Corporation, in favor of Laurus Master Fund, Ltd.

4.4	Common Stock Purchase Warrant, dated May 18, 2005, issued by Sequiam Corporation, in favor of Lee Harrison Corbin, Attorney in-Fact for the Trust Under the Will of John Svenningsen.

4.5
Amended and Restated Common Stock Purchase Warrant dated May 20, 2005, issued by Sequiam Corporation, in favor of Lee Harrison Corbin, Attorney in-Fact for the Trust Under the Will of John Svenningsen.

4.6	Amended and Restated Common Stock Purchase Warrant dated May 20, 2005, issued by Sequiam Corporation, in favor of Lee Harrison Corbin.

10.1
Amended, Restated and Consolidated Senior Secured Term Note, dated May 18, 2005, made by Sequiam Corporation in favor of Lee Harrison Corbin, Attorney in-Fact for the Trust Under the Will of John Svenningsen.

10.2
Amended and Restated Master Security Agreement, dated May 18, 2005, by and among Sequiam Corporation, Sequiam Software, Inc., Sequiam Biometrics, Inc., Sequiam Education, Inc., Sequiam Sports, Inc, Fingerprint Detection Technologies, Inc., and Laurus Master Fund, Ltd.

10.3
Amended and Restated Subsidiary Guaranty, dated May 18, 2005, by and among Sequiam Software, Inc., Sequiam Biometrics, Inc., Sequiam Education, Inc., Sequiam Sports, Inc., and Fingerprint Detection Technologies, Inc.

10.4
Amended and Restated Grant of Security Interest in Patents and Trademarks, dated May 18, 2005, by and between Sequiam Corporation and Lee Harrison Corbin, Attorney in-Fact for the Trust Under the Will of John Svenningsen.

10.5
Amended and Restated Grant of Security Interest in Patents and Trademarks, dated May 18, 2005, by and between Sequiam Software, Inc. and Lee Harrison Corbin, Attorney in-Fact for the Trust Under the Will of John Svenningsen.

10.6
Amended and Restated Grant of Security Interest in Patents and Trademarks, dated May 18, 2005, by and between Sequiam Sports, Inc. and Lee Harrison Corbin, Attorney in-Fact for the Trust Under the Will of John Svenningsen.

10.7
Amended and Restated Grant of Security Interest in Patents and Trademarks, dated May 18, 2005, by and between Sequiam Biometrics, Inc. and Lee Harrison Corbin, Attorney in-Fact for the Trust Under the Will of John Svenningsen.

10.8
Amended and Restated Stock Pledge Agreement, dated May 18, 2005 by and among Sequiam Corporation, Sequiam Software, Inc., Sequiam Biometrics, Inc., Sequiam Education, Inc., Sequiam Sports, Inc, Fingerprint Detection Technologies, Inc., and Lee Harrison Corbin, Attorney in-Fact for the Trust Under the Will of John Svenningsen.

10.9	Subordination Agreement, dated May 18, 2005, by and among Mark Mroczkowsi, Nick VandenBrekel and Lee Harrison Corbin, Attorney in-Fact for the Trust Under the Will of John Svenningsen.

10.10	Subordination Agreement, dated May 18, 2005, by and between Eagle Funding, LLC and Lee Harrison Corbin, Attorney in-Fact for the Trust Under the Will of John Svenningsen.

10.11	Assignment, Assumption and Release, dated as of May 18, 2005, by and among Assignment, Assumption and Release, Sequiam Corporation and Laurus Master Fund, Ltd.

10.12	Debt Conversion Agreement, dated May 20, 2005, by and between Sequiam Corporation and Lee Harrison Corbin.

10.13	Debt Conversion Agreement, dated May 20, 2005, by and between Sequiam Corporation and Walter H. Sullivan.

10.14	Promissory Note dated March 7, 2005 from Sequiam Corporation in favor of Eagle Funding, LLC (renewal note).

10.15	Letter agreement dated May 17, 2005 from EastGroup Properties.

99.1	Press release of Sequiam Corporation, dated May 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUIAM CORPORATION

Date:	May 24, 2005	By:	/s/ Mark L. Mroczkowski
		Name:	Mark L. Mroczkowski
		Title:	Senior Vice President and Chief Financial Officer